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Exhibit 4.5

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
REVOLVING TERM CREDIT AGREEMENT

MADE as of October 31, 2003

BETWEEN:

      CELESTICA INC., a corporation incorporated under the laws of the Province of Ontario, and SUBSIDIARIES OF CELESTICA INC. SPECIFIED AS DESIGNATED SUBSIDIARIES IN ACCORDANCE WITH THE CREDIT AGREEMENT, as Borrowers,

— and —

      THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY TO THE CREDIT AGREEMENT, as Lenders,

— and —

      THE BANK OF NOVA SCOTIA, as Administrative Agent.

RECITALS:

        A.    Celestica Inc. ("Celestica"), the Subsidiaries of Celestica specified therein as Designated Subsidiaries, CIBC World Markets, as Joint Lead Arranger and Syndication Agent, RBC Capital Markets, as Joint Lead Arranger and Co-Documentation Agent, Bank of America Securities LLC, as Joint Lead Arranger and Co-Documentation Agent, The Bank of Nova Scotia, as Administrative Agent, and the financial institutions named therein as Lenders are parties to the Second Amended and Restated Revolving Term Credit Agreement dated as of December 17, 2002 (together with all schedules attached thereto, the "Credit Agreement");

        B.    Congress Financial Corporation (Canada), KeyBank National Association and Lehman Commercial Paper Inc. have agreed to become Lenders, and Bank of Montreal and Key Corporate Capital, Inc. will no longer be Lenders; and

        C.    The parties to the Credit Agreement wish to amend the Credit Agreement on the terms and conditions set forth herein.

        THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises, the covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1   Definitions

        Capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings attributed to them in the Credit Agreement, and:

        "Agreement" means this agreement, as the same may be amended, restated, replaced or superseded from time to time;

        "Closing" means the time at which the terms of this Agreement shall become effective, including, without limitation, the satisfaction of the conditions precedent set out in Section 3.1; and

        "Credit Agreement" has the meaning specified in the first recital hereof.

1.2   Headings

        The division of this Agreement into Articles and Sections and the insertion of headings is for convenience of reference only and shall not affect the construction or interpretation hereof. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section, paragraph or other portion hereof and include any agreement supplemental hereto.

1.3   Extended Meanings

        Words importing the singular number only shall include the plural and vice versa, and words importing any gender shall include all genders.

1.4   Cross References

        Unless otherwise specified, references in this Agreement to any Article or Section are references to such Article or Section of this Agreement, and unless otherwise specified, references in the Article, Section or definition to any Clause are references to such Clause of such Article, Section or definition.

1.5   Reference to Administrative Agent or Lenders

        Any reference in this Agreement to the Administrative Agent or a Lender shall be construed so as to include its permitted successors, transferees or assigns under the Credit Agreement in accordance with their respective interests.

1.6   Severability

        In the event that one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any Applicable Law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

1.7   Currency

        All monetary amounts in this Agreement refer to United States Dollars unless otherwise specified.

1.8   References to Agreements

        Except as otherwise provided herein, any reference herein to this Agreement, the Credit Agreement and any other Loan Document or any other agreement or document shall be construed to be a reference to this Agreement, the Credit Agreement or such Loan Document or such other agreement or document, as the case may be, as the same may have been, or may from time to time be, amended, restated, extended, supplemented or replaced.

1.9   Effect on the Credit Agreement

        On and after the date of this Agreement, each reference in the Credit Agreement to "this Agreement" and each reference to the Credit Agreement in the Loan Documents and any and all other agreements, documents and instruments delivered by any of the Lenders, the Administrative Agent, the Borrowers, the Guarantors or any other Person shall mean and be a reference to the Credit Agreement as amended by this Agreement. Except as specifically amended by this amending agreement, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

ARTICLE 2
AMENDMENTS

2.1   Aggregate Principal Amount of the Facility

  (a)
  The definition of "Facility" in Section 1.1 of the Credit Agreement is hereby deleted and replaced with the following:

    ""Facility" means the revolving term credit facility in an aggregate principal amount of U.S.$ 200,000,000 to be made available to the Borrowers as set out in Article 2 as same may be increased and/or extended subject to the terms set out herein;";

  (b)
  The body and title of Section 2.23 of the Credit Agreement are hereby amended so that each occurrence of "U.S.$ 500,000,000" is deleted and replaced with "U.S.$ 250,000,000";

  (c)
  Schedule A to the Credit Agreement is hereby deleted and replaced with Exhibit 1 to this Agreement; and

  (d)
  Schedule B to the Credit Agreement is hereby deleted and replaced with Exhibit 2 to this Agreement.

2.2   Term

  (a)
  The definition of "Final Maturity Date" in Section 1.1 of the Credit Agreement is hereby deleted.

  (b)
  The following definition of "Maturity Date" is hereby inserted in Section 1.1 of the Credit Agreement, immediately following the definition of "Material Restricted Subsidiary":

    ""Maturity Date" means October 31, 2003 or such later date to which the Maturity Date has been extended pursuant to Section 2.8;";

  (c)
  The definition of "Conversion Date" in Section 1.1 of the Credit Agreement is hereby deleted;

  (d)
  Each occurrence of the term Conversion Date in the Credit Agreement is hereby deleted and replaced with the term Maturity Date;

  (e)
  Each occurrence of the term Final Maturity Date in the Credit Agreement is hereby deleted and replaced with the term Maturity Date;

  (f)
  In the first paragraph of Section 2.7 of the Credit Agreement, the phrase "including, without limitation, during the period between the Conversion Date and the Final Maturity Date," is hereby deleted;

  (g)
  Section 2.8(b)(v) of the Credit Agreement is hereby deleted and replaced with the following:

    "(v) If Lenders having Commitments of less than 66 2/3% of the Commitments under the Facility approve the requested extension, the Maturity Date shall not be extended.";

  (h)
  The last paragraph of Section 2.8 of the Credit Agreement is hereby deleted and replaced with the following:

    "A Dissenting Lender shall remain committed to make Advances under the Facility until the earlier of the date on which the Obligations owing to it are assigned or repaid as aforesaid and the Maturity Date."; and

  (i)
  The second sentence of Section 9.3(c) is hereby deleted.

2.3   Financial Covenants

  (a)
  Section 9.3(a) of the Credit Agreement is hereby deleted and replaced with the following:

    "(a) Minimum Tangible Net Worth. Celestica shall maintain, at all times, a minimum Tangible Net Worth in an amount that shall not be less than an amount equal to the sum of U.S.$ 1,600,000,000, plus 50% of cumulative annual positive Net Income commencing with the fiscal year ending December 31, 2003 and in each subsequent fiscal year, subject to the following sentence. The minimum Tangible Net Worth that must be maintained by Celestica shall be reduced by an amount equal to the aggregate purchase price paid for subordinate voting shares in the capital of Celestica purchased at Arm's Length by Celestica commencing October 1, 2003, subject to an aggregate limit on such amount deducted on account of such share purchases since October 1, 2003 of U.S.$ 250,000,000. For clarity, the foregoing limit of U.S.$ 250,000,000 shall not in any way be interpreted as limiting or restricting Celestica's ability to spend more than U.S.$ 250,000,000 to purchase subordinate voting shares in the capital of Celestica at Arm's Length."; and

  (b)
  Exhibit 1 to Schedule D to the Credit Agreement is hereby deleted and replaced with Exhibit 3 to this Agreement.

ARTICLE 3
CONDITIONS PRECEDENT

3.1   Conditions for Closing

        The following conditions shall be satisfied by the Borrowers contemporaneously with their execution and delivery of this Agreement:

  (a)
  each Borrower shall have duly authorized, executed and delivered to the Administrative Agent each of the Loan Documents to which it is a party and which is required to be delivered pursuant to this Agreement, and each such Loan Document shall constitute a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms;

  (b)
  each Borrower shall have delivered to the Administrative Agent:

  (i)
  a certified copy of its Organic Documents;

  (ii)
  a certified copy of the resolutions authorizing it to enter into, execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder;

  (iii)
  a certificate as to the incumbency of its officers signing the Loan Documents to which it is a party; and

  (iv)
  a certificate of status, good standing or like certificate with respect to such Borrower issued by the appropriate government officials of the jurisdiction of its incorporation;

  (c)
  there shall have been no Material Adverse Change since September 30, 2003;

  (d)
  no Default or Event of Default shall have occurred and be continuing;

  (e)
  each Borrower shall have executed and delivered to the Administrative Agent a confirmation of its Guarantee;

  (f)
  opinions of Borrowers' Counsel in form and substance satisfactory to the Lenders' Counsel and the Administrative Agent, acting reasonably, shall have been delivered to the Administrative Agent;

  (g)
  the Borrowers shall have paid all fees and expenses that are due to the Administrative Agent or the Lenders and related to the Facility and this Agreement; and

  (h)
  Celestica, on behalf of itself and the other Borrowers, shall pay to the Administrative Agent for the account of the Lenders who have consented to this Agreement an amendment fee of 25 basis points on the aggregate Commitments after giving effect to the amendments contemplated hereby.

3.2   Conditions for Material Restricted Subsidiaries

        The following conditions shall be satisfied by the Material Restricted Subsidiaries within forty-five (45) days of the date of this Agreement, or such later date as Celestica and the Administrative Agent, for and on behalf of the Lenders, may agree:

  (a)
  each Material Restricted Subsidiary shall have executed and delivered to the Administrative Agent (i) a confirmation of its Guarantee if previously provided in connection with the Credit Agreement, or (ii) a Guarantee;

  (b)
  opinions of local counsel to each Material Restricted Subsidiary, in form and substance satisfactory to the Lenders' Counsel and the Administrative Agent, acting reasonably, shall have been delivered to the Administrative Agent; and

  (c)
  each Material Restricted Subsidiary shall have delivered to the Administrative Agent all documents, agreements, instruments and certificates requested by the Administrative Agent or the Lenders' Counsel, acting reasonably.

        The conditions set forth in this Article 3 are inserted for the sole benefit of the Lenders and may be waived by the Administrative Agent on behalf of the Lenders in whole or in part, with or without terms or conditions.

ARTICLE 4
EXTENSION OF MATURITY DATE

4.1   Extension of Maturity Date

  (a)
  Celestica hereby represents and warrants that it has delivered an Extension Request to the Administrative Agent in accordance with Section 2.8(b) of the Credit Agreement and the Administrative Agent acknowledges receipt of the Extension Request.

  (b)
  The parties hereto agree that the Maturity Date, as amended by Section 2.2(b) of this Agreement and extended as requested by Celestica, is October 28, 2004.

ARTICLE 5
GENERAL

5.1   Survival

        All covenants, agreements, representations and warranties made herein or in the Credit Agreement or in certificates delivered in connection with the Credit Agreement by or on behalf of the Borrowers and each Guarantor shall survive the execution and delivery of this Agreement and shall continue in full force and effect so long as there is any obligation of the Borrowers and each Guarantor to the Agents and the Lenders under the Credit Agreement.

5.2   Benefit of the Agreement

        This Agreement shall enure to the benefit of and be binding upon the successors and permitted assigns of the Borrowers and the successors and permitted assigns of the Administrative Agent and the Lenders.

5.3   Governing Law

        This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The Administrative Agent, Lenders and Borrowers agree that any legal suit, action or proceeding arising out of this Agreement, the Credit Agreement or any Loan Document may be instituted in the courts of the Province of Ontario, and the Administrative Agent, Lenders and Borrowers hereby accept and irrevocably submit to the nonexclusive jurisdiction of said courts and acknowledge their competence and agree to be bound by any judgment thereof.

5.4   Further Assurances

        Each Obligor shall promptly cure any default in its execution and delivery of this Agreement or in any of the other instruments referred to or contemplated herein to which it is a party. Each Obligor, at its expense, will promptly execute and deliver, or cause to be executed and delivered, to the Administrative Agent, upon request, all such other and further documents, agreements, certificates and instruments in compliance with, or accomplishment of the covenants and agreements of such Obligor hereunder or more fully to state the obligations of such Obligor as set out herein or to make any recording, file any notice or obtain any consents, all as may be necessary or appropriate in connection therewith.

5.5   No Waiver, etc.

        The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided, operate as a waiver of any right, power or remedy of the Administrative Agent or any of the Lenders under any of the Loan Documents nor constitute a waiver of any provision of any of the Loan Documents.

5.6   Execution in Counterparts

        This Agreement may be executed in counterparts, each of which shall be considered an original and all of which taken together shall constitute a single agreement.

        IN WITNESS WHEREOF the Borrowers, the Lenders and the Administrative Agent have executed this Agreement.

CELESTICA INC.

By:	/s/ GRAHAM THOURET Name: Graham Thouret Title: Vice President — Finance

By:	/s/ PAUL NICOLETTI Name: Paul Nicoletti Title: Vice President and Corporate Treasurer
CELESTICA INTERNATIONAL INC.

By:	/s/ GRAHAM THOURET Name: Graham Thouret Title: Vice President — Finance

By:	/s/ PAUL NICOLETTI Name: Paul Nicoletti Title: Vice President and Corporate Treasurer
THE BANK OF NOVA SCOTIA, as Administrative Agent

By:	/s/ ANUJ DHAWAN Name: Anuj Dhawan Title: Associate Director

By:	/s/ ALASTAIR BORTHWICK Name: Alastair Borthwick Title: Director

CANADIAN IMPERIAL BANK OF COMMERCE

By:	/s/ STEVE NISHIMURA Name: Steve Nishimura Title: Executive Director

By:	/s/ DAVID J. COHEN Name: David J. Cohen Title: Director
BANK OF AMERICA, NATIONAL ASSOCIATION, CANADA BRANCH

By:	/s/ NELSON LAM Name: Nelson Lam Title: Vice President
ROYAL BANK OF CANADA

By:	/s/ STEPHANIE BABICH-ALLEGRA Name: Stephanie Babich-Allegra Title: Authorized Signatory
EXPORT DEVELOPMENT CANADA

By:	/s/ KEVIN SKILLITER Name: Kevin Skilliter Title: Loan Asset Manager

By:	/s/ LYNDA BERNST Name: Lynda Bernst Title: IT — Portfolio Manager

THE BANK OF NOVA SCOTIA

By:	/s/ STEVE TORRENS Name: Steve Torrens Title: Managing Director, Corporate Banking — Communications & Technology

By:	/s/ DEREK ORANGE Name: Derek Orange Title: Associate Director, Corporate Banking — Communications & Technology
BANK OF TOKYO-MITSUBISHI (CANADA)

By:	/s/ T. HAMAMURA Name: T. Hamamura Title: Executive Vice President

By:	/s/ T. VANDERLAAN Name: T. Vanderlaan Title: Vice President
DEUTSCHE BANK AG, CANADA BRANCH

By:	/s/ ROBERT A. JOHNSTON Name: Robert A. Johnston Title: Vice President

By:	/s/ MARIA GOZEN Name: Maria Gozen Title: Vice President
KEYBANK NATIONAL ASSOCIATION

By:	/s/ VIJAYA KULKARNI Name: Vijaya Kulkarni Title: Assistant Vice President

NATIONAL BANK OF CANADA

By:	/s/ ED SUSTAR Name: Ed Sustar Title: Vice President

By:	/s/ IAN GILLESPIE Name: Ian Gillespie Title: Vice President
CITIBANK N.A., CANADA BRANCH

By:	/s/ DALJEET LAMBA Name: Daljeet Lamba Title: Authorized Signatory
CONGRESS FINANCIAL CORPORATION (CANADA)

By:	/s/ H. ROSENFELD Name: H. Rosenfeld Title: Senior Vice President
LEHMAN COMMERCIAL PAPER INC.

By:	/s/ FRANCIS CHANG Name: Francis Chang Title: Vice President

EXHIBIT 1 TO FIRST AMENDMENT TO SECOND AMENDED AND
RESTATED REVOLVING TERM CREDIT AGREEMENT

SCHEDULE A

LENDERS

Canadian Imperial Bank of Commerce

161 Bay Street
8th Floor
Toronto, ON M5J 2S8

Attn.: Steve Nishimura
Tel: (416) 956-3837
Fax: (416) 956-3816

Attn.: David Cohen
Tel: (416) 594-8246
Fax: (416) 956-3816

Bank of America National Association, Canada Branch

200 Front Street West
Suite 2700
Toronto, ON M5V 3L2

Attn.: Medina Sales de Andrade, Assistant Vice President
Tel: (416) 349-5433
Fax: (416) 349-4283

backup for Medina Sales de Andrade:

Attn.: Nelson Lam, Vice President,
Tel: (416) 349-5496
Fax: (416) 349-4283

with a copy to:

Bank of America
12 Floor, 555 California St.
San Francisco CA 94

Attn: James P. Johnson, Managing Director
Tel: (415) 622-6177
Fax: (415) 622-4057

Royal Bank of Canada

Royal Bank of Canada
One Liberty Plaza
165 Broadway
New York, NY 10006-1404

Attn.: Stephanie Babich-Allegra
Tel: (212) 428-6319
Fax: (212) 428-6460

With a copy to:

Royal Bank of Canada
One Liberty Plaza
165 Broadway
New York, NY 10006-1404

Attn: Suzanne Kaicher
Tel: (212) 428-6324
Fax: (212) 428-2319

Export Development Canada

151 O'Connor
Ottawa, ON, K1A 1K3

Attn.: Loans Services
Tel: (613) 598-3017
Fax: (613) 598-2514

Attn.: Carl Burlock, Senior Financial Services Manager
Tel: (613) 598-3087
Fax: (613) 598-6858

The Bank of Nova Scotia

40 King Street West
62nd Floor
Toronto, ON M5W 2X6

Attn.: Steven J. Torrens, Managing Director
Tel: (416) 866-5362
Fax: (416) 866-2010

Attn.: Robert M. Miret, Managing Director
Tel: (416) 866-4945
Fax: (416) 866-2010

Bank of Tokyo-Mitsubishi (Canada)

Royal Bank Plaza — South Tower
Suite 2100
Toronto, ON M5J 2J1

Attn.: Ted Vanderlaan, Vice President
Tel: (416) 865-8954
Fax: (416) 865-9511

Deutsche Bank AG, Canada Branch

222 Bay Street
Suite 1100, P.O. Box 64
Toronto, ON M5K 1E7

Attn.: Robert A. Johnston, Vice President
Tel: (416) 682-8151
Fax: (416) 682-8444

Attn.: Maria Gorzen, Vice President
Tel: (416) 682-8448
Fax: (416) 682-8444

2

KeyBank National Association

127 Public Square
4th Floor
Cleveland, OH 44114-1306

Attn.: Vijaya N. Kulkarni, Assistant Vice President
Tel: (216) 689-0238
Fax: (216) 689-8329

National Bank of Canada

The Exchange Tower — 130 King Street West
Suite 3200
Toronto, ON M5X 1J9

Attn.: Ed Sustar, Vice President
Tel: (416) 869-6426
Fax: (416) 869-6545

Attn.: Brian Smith, Managing Director
Tel: (416) 869-7486
Fax: (416) 869-6545

Citibank N.A., Canadian Branch

Citibank Place — 123 Front Street West
Toronto, ON M5J 2M3

Attn.: John Hastings, Managing Director
Tel: (416) 947-2947
Fax: (416) 947-5802

Attn.: Daljeet Lamba, Vice President
Tel: (416) 947-2937
Fax: (416) 947-5802

Congress Financial Corporation (Canada)

141 Adelaide Street East
Suite 1500
Toronto, ON M5H 3L9

Attn.: Michael R. Kenney, First Vice President
Tel: (416) 364-6080
Fax: (416)

Lehman Commercial Paper Inc.

745 7th Avenue
New York, NY 10019

Attn.: Robert G. Berzins, Managing Director
Tel: (212) 526-3712
Fax: (646) 758-1906

3

EXHIBIT 2 TO FIRST AMENDMENT TO SECOND AMENDED AND
RESTATED REVOLVING TERM CREDIT AGREEMENT

SCHEDULE B

LENDERS' COMMITMENTS

1.	Canadian Imperial Bank of Commerce	U.S.$	27,000,000
2.	Bank of America National Association, Canada Branch	U.S.$	27,000,000
3.	Royal Bank of Canada	U.S.$	27,000,000
4.	Export Development Canada	U.S.$	25,000,000
5.	The Bank of Nova Scotia	U.S.$	10,000,000
6.	Bank of Tokyo-Mitsubishi (Canada)	U.S.$	25,000,000
7.	Deutsche Bank AG, Canada Branch	U.S.$	10,000,000
8.	KeyBank National Association	U.S.$	25,000,000
9.	National Bank of Canada	U.S.$	10,000,000
10.	Citibank N.A., Canadian Branch	U.S.$	14,000,000
11.	Congress Financial Corporation (Canada)	U.S.$	25,000,000
12.	Lehman Commercial Paper Inc.	U.S.$	25,000,000

	Total:	U.S.$	250,000,000

4

EXHIBIT 3 TO FIRST AMENDMENT TO SECOND AMENDED AND
RESTATED REVOLVING TERM CREDIT AGREEMENT

EXHIBIT 1

Calculation of Tangible Net Worth

1.	Capital stock	$
2.	Preferred stock	$
3.	Paid-in capital	$
4.	Retained earnings	$
5.	Cumulative translation adjustment (positive or negative)	$
6.	Patents, patent applications, trade-marks, service marks, industrial designs, copyright and trade-marks	($	)
7.	Goodwill and other intangibles	($	)
8.	Any equity in, loan to or other investment or interest in an Unrestricted Subsidiary whatsoever	($	)

	Tangible Net Worth	$
Calculation of Covenant Level
9.	Opening Tangible Net Worth as set out in Section 9.3(a)	$
10.	Plus 50% of cumulative annual consolidated positive Net Income, commencing with the fiscal year ending December 31, 2003	$
11.	Less aggregate purchase price paid for subordinate voting shares in the capital of Celestica purchased at Arm's Length by Celestica, commencing October 1, 2003 (subject to an aggregate deduction limit of U.S. $250,000,000), as set out in Annex A	($	)

	Total	$

5

ANNEX A
TO EXHIBIT 1

Aggregate Purchase Price for Subordinate Voting Shares in the Capital of Celestica
Purchased at Arm's Length by Celestica

During all fiscal quarters commencing October 1, 2003, to and including the fiscal quarter commencing: • (1)	$	•
Plus fiscal quarter commencing: • (2)	$	•
Total:	$	•

(1)
All previous fiscal quarters, commencing on October 1, 2003, up to and including the fiscal quarter immediately prior to the most recently completed fiscal quarter.
(2)
The most recently completed fiscal quarter, which is the subject of the Quarterly Certificate on Covenants to which this Exhibit and Annex are attached.

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FIRST AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING TERM CREDIT AGREEMENT
EXHIBIT 1 TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING TERM CREDIT AGREEMENT SCHEDULE A LENDERS
EXHIBIT 2 TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING TERM CREDIT AGREEMENT SCHEDULE B LENDERS' COMMITMENTS
EXHIBIT 3 TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING TERM CREDIT AGREEMENT EXHIBIT 1 Calculation of Tangible Net Worth
ANNEX A TO EXHIBIT 1
Aggregate Purchase Price for Subordinate Voting Shares in the Capital of Celestica Purchased at Arm's Length by Celestica